SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 11, 2001
(To Prospectus dated November 27, 2000)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2001-2

                               -----------------


------------------------
The Class A             |
certificates            |
represent               |
obligations of the      |
trust only and do       |            The Class A Certificates
not represent an        |
interest in or          |       o    This supplement relates to the offering of the Class
obligation of CWABS,    |            A certificates of the series referenced above. This
Inc., Countrywide       |            supplement does not contain complete information
Home Loans, Inc.,       |            about the offering of the Class A certificates.
Countrywide Home        |            Additional information is contained in the prospectus
Loans Servicing LP      |            supplement dated May 11, 2001 prepared in connection
or any of their         |            with the offering of the offered certificates of the
affiliates.             |            series referenced above and in the prospectus of the
                        |            depositor dated November 27, 2001. You are urged to
This supplement may     |            read this supplement, the prospectus supplement and
be used to offer and    |            the prospectus in full.
sell the offered        |
certificates only if    |       o    As of May 27, 2003, the certificate principal balance
accompanied by the      |            of the Class A certificates was approximately
prospectus              |            $107,504,351.
supplement and the      |
prospectus.             |
------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 19, 2003

                               THE MORTGAGE POOL

      As of May 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 707 Mortgage Loans having an aggregate Stated Principal Balance of approximately $122,354,351.

      The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                              As of May 1, 2003
                                                             ------------------
Total Number of Mortgage Loans.........................         707
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
      30-59 days.......................................           4.67%
      60-89 days.......................................           0.71%
      90-179 days......................................           0.00%
      180-269 days.....................................           0.00%
      270 days or more (excluding pending foreclosures)           6.79%
                                                                 ------
      Total Delinquencies..............................          12.17%
                                                                 ======
Foreclosures Pending...................................           6.79%
                                                                 ------
Total Delinquencies and foreclosures pending...........          18.96%
                                                                 ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

      Sixteen (16) Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

      Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

      Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

      For purposes of the following table:

      o the period of delinquency is based on the number of days payments are contractually past due.

      o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

      o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

      o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                            Delinquency and Foreclosure Experience
                                         --------------------------------------------------------------------------
                                               As of December 31, 2000                 As of December 31, 2001
                                         ----------------------------------       ---------------------------------
                                         Principal Balance       Percentage       Principal Balance      Percentage
                                         -----------------       ----------       -----------------      ----------
Total Portfolio                            $7,867,335,642.62      100.00%          $9,081,242,926.99       100.00%
Delinquency Percentage
   30-59 Days                              $  617,079,497.93        7.84%          $  806,843,594.55         8.88%
   60-89 Days                                 209,082,975.61        2.66%             255,443,513.99         2.81%
   90+ Days                                    87,295,342.66        1.11%             103,605,791.49         1.14%
                                           -----------------       ------          -----------------        ------
   Sub-Total                               $  913,457,816.20       11.61%          $1,165,892,900.03        12.84%
                                           -----------------       ------          -----------------        ------
Foreclosure Rate                           $  231,465,019.95        2.94%          $  356,652,093.38         3.93%
Bankruptcy Rate                            $  109,183,964.35        1.39%          $  232,679,880.26         2.56%


                                                           Delinquency and Foreclosure Experience
                                         --------------------------------------------------------------------------
                                               As of December 31, 2002                   As of March 31, 2003
                                         ----------------------------------       ---------------------------------
                                         Principal Balance       Percentage       Principal Balance      Percentage
                                         -----------------       ----------       -----------------      ----------
Total Portfolio                          $10,499,524,957.75       100.00%          12,051,227,600.40       100.00%
Delinquency Percentage                                                                759,579,662.19         6.30%
   30-59 Days                            $   776,262,182.66         7.39%
   60-89 Days                                272,447,833.46         2.59%             242,823,173.75         2.01%
   90+ Days                              $   112,192,108.56         1.07%              71,249,693.96         0.59%
                                         ------------------        ------          -----------------        ------
   Sub-Total                             $ 1,160,902,124.68        11.06%           1,073,652,529.90         8.91%
                                         ------------------        ------          -----------------        ------
Foreclosure Rate                         $   277,872,737.06         2.65%             301,445,696.31         2.50%
Bankruptcy Rate                          $   293,013,840.50         2.79%             293,088,674.42         2.43%



      Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

      The Class A Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

      As of May 27, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was approximately $107,504,351 evidencing a beneficial ownership interest of approximately 87.86% in the Trust Fund. As of the Certificate Date, the Subordinate Offered Certificates had an aggregate principal balance of $14,850,000 and evidenced in the aggregate a beneficial ownership interest of approximately 12.14% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

      The May 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

      Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 0.99% per annum, and the level of One-Month LIBOR remains constant at 1.03% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is June 26, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date;.

      Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. As used in the table, 100% Prepayment Model means 23% PV and 30% CPR.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

      The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                       Percent of Certificate Principal
                              Balance Outstanding

Adjustable Rate Mortgage Loans  0%        80%       100%       150%      200%
                                --        ---       ----       ----      ----
(Percentages of the
Prepayment Model)


     Distribution Date
     -----------------
Initial Percent........        100%       100%      100%       100%      100%
May 25, 2004...........         99         75        69         54        39
May 25, 2005...........         99         61        53         36        22
May 25, 2006...........         98         48        39         21        10
May 25, 2007...........         97         37        28         13         5
May 25, 2008...........         96         29        21         8          3
May 25, 2009...........         94         22        15         5          1
May 25, 2010...........         92         17        11         3          1
May 25, 2011...........         90         14         8         2          0
May 25, 2012...........         88         10         6         1          0
May 25, 2013...........         86         8          4         1          0
May 25, 2014...........         84         6          3         0          0
May 25, 2015...........         81         5          2         0          0
May 25, 2016...........         77         4          2         0          0
May 25, 2017...........         74         3          1         0          0
May 25, 2018...........         71         2          1         0          0
May 25, 2019...........         68         2          1         0          0
May 25, 2020...........         65         1          0         0          0
May 25, 2021...........         61         1          0         0          0
May 25, 2022...........         57         1          0         0          0
May 25, 2023...........         53         1          0         0          0
May 25, 2024...........         48         0          0         0          0
May 25, 2025...........         43         0          0         0          0
May 25, 2026...........         37         0          0         0          0
May 25, 2027...........         31         0          0         0          0
May 25, 2028...........         24         0          0         0          0
May 25, 2029...........         17         0          0         0          0
May 25, 2030...........          9         0          0         0          0
May 25, 2031...........          0         0          0         0          0
Weighted Average Life          18.9       3.9        3.1       1.9        1.2
(years)(2).............
Weighted Average Life          18.6       3.1        2.4       1.4        0.9
(years)(1)(2)..........
            --------------------------
            (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
            (2) To the Optional Termination Date

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

      Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

                                    RATINGS

      The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc., and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

      The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in the Mortgage Pool
(As of Reference Date)

                                                                                               Range
                                                                                               -----
Characterisitics of Adjustable Rate Mortgage Loans
and Fixed Rate Mortgage Loans-Combined
Total Number of Loans                                                        707
Aggregate Principal Balance                                         $122,354,351
Average Principal Balance                                               $173,061      $9,512     to     $ 712,062.00
Percentage of Fixed Rate Mortgage Loans                                   45.26%
Percentage of Adjustable Rate Mortgage Loans                              54.74%
Weighted Average Mortgage Rate                                             9.18%       7.00%     to           17.75%
Weighted Average Original Term to Maturity (months)                          351         120     to              360
Weighted Average Remaining Term to Maturity (months)                         326          95     to              338
Weighted Average Loan-to-Value Ratio of First Liens                       75.69%       5.15%     to          100.00%
Weighted Average Combined Loan-to-Value Ratio of Second Liens             86.58%      39.06%     to          100.00%
Weighted Average FICO Credit Score                                           596

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                              6.36%       4.53%     to           10.25%
Weighted Average Maximum Mortgage Rate                                    16.18%      13.00%     to           22.88%
Weighted Average Minimum Mortgage Rate                                     9.34%       7.00%     to           15.88%

Mortgage Loan Programs

                                                                                                    Percentage of Aggregate
                                                Number of               Aggregate Principal            Principal Balance
Loan Programs                                Mortgage Loans             Balance Outstanding               Outstanding
---------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                     213                      $44,634,607                      36.48 %
2/28 Six-Month LIBOR                                 62                       13,039,004                      10.66
3/12 Six-Month LIBOR                                  1                           53,304                       0.04
3/27 Six-Month LIBOR                                 48                        9,249,978                       7.56
FIXED 15 Year - Credit Comeback                      21                          595,240                       0.49
FIXED 15 Year                                        24                        1,689,067                       1.38
FIXED 30 Year - Credit Comeback                      96                       18,770,400                      15.34
FIXED 30 Year                                       127                       30,249,951                      24.72
FIXED 10 Year - 2nd Lien                              7                          116,208                       0.09
FIXED 15 Year - 2nd Lien                             87                        2,118,836                       1.73
FIXED 20 Year - 2nd Lien                              1                           28,133                       0.02
FIXED 30/15 Balloon                                  17                        1,690,118                       1.38
FIXED 30/15 Balloon - 2nd Lien                        3                          119,503                        0.1
---------------------------------------------------------------------------------------------------------------------------
Total                                               707                     $122,354,351                        100 %
===========================================================================================================================



Mortgage Loan Principal Balances

                                                                                         Percentage of Aggregate
Range of Mortgage Loan Principal           Number of         Aggregate Principal            Principal Balance
Principal Balances ($)                  Mortgage Loans       Balance Outstanding               Outstanding
------------------------------------------------------------------------------------------------------------------
$ 0.01 to $25,000                              112              $2,124,212                          1.74 %
$ 25,000.01 to $50,000                         169               6,184,514                          5.05
$ 50,000.01 to $75,000                          76               4,577,274                          3.74
$ 75,000.01 to $100,000                         24               2,045,133                          1.67
$100,000.01 to $150,000                         23               2,769,169                          2.26
$150,000.01 to $200,000                         13               2,108,748                          1.72
$200,000.01 to $250,000                          6               1,327,264                          1.08
$250,000.01 to $300,000                         80              22,832,496                         18.66
$300,000.01 to $350,000                         88              28,584,428                         23.36
$350,000.01 to $400,000                         56              20,911,740                         17.09
$400,000.01 to $450,000                         23               9,811,152                          8.02
$450,000.01 to $500,000                         25              12,017,276                          9.82
$500,000.01 to $550,000                          3               1,530,230                          1.25
$550,000.01 to $600,000                          3               1,678,259                          1.37
$600,000.01 to $650,000                          4               2,486,049                          2.03
$650,000.01 to $700,000                          1                 654,345                          0.53
$700,000.01 to $750,000                          1                 712,062                          0.58
------------------------------------------------------------------------------------------------------------------
Total                                          707            $122,354,351                           100 %
==================================================================================================================

Mortgage Rates

                                                                                     Percentage of Aggregate
Range of Mortgage             Number of                  Aggregate Principal            Principal Balance
Rates (%)                   Mortgage Loans               Balance Outstanding               Outstanding
--------------------------------------------------------------------------------------------------------------
6.501 - 7.000                     7                            $2,579,040                          2.11 %
7.001 - 7.500                    28                            10,041,237                          8.21
7.501 - 8.000                    62                            20,661,163                         16.89
8.001 - 8.500                    75                            23,578,641                         19.27
8.501 - 9.000                    65                            19,062,128                         15.58
9.001 - 9.500                    42                            10,253,215                          8.38
9.501 - 10.000                   61                            13,519,401                         11.05
10.001 - 10.500                  36                             5,621,185                          4.59
10.501 - 11.000                  40                             3,269,128                          2.67
11.001 - 11.500                  22                             2,176,559                          1.78
11.501 - 12.000                  26                             1,966,311                          1.61
12.001 - 12.500                  15                               741,147                          0.61
12.501 - 13.000                  20                             1,364,172                          1.11
13.001 - 13.500                  41                             1,864,546                          1.52
13.501 - 14.000                  62                             2,186,184                          1.79
14.001 - 14.500                  26                               929,620                          0.76
14.501 - 15.000                  15                               758,242                          0.62
15.001 - 15.500                  22                               640,150                          0.52
15.501 - 16.000                  21                               671,751                          0.55
16.001 - 16.500                   4                                76,919                          0.06
16.501 - 17.000                   7                               213,747                          0.17
17.001 - 17.500                   9                               155,835                          0.13
17.501 - 18.000                   1                                24,030                          0.02
--------------------------------------------------------------------------------------------------------------
Total                           707                          $122,354,351                           100 %
==============================================================================================================



Remaining Term to Maturity

                                      Percentage of Aggregate

Range of Remaining Term                Number of              Aggregate Principal       Principal Balance
to Maturity (Months)                Mortgage Loans            Balance Outstanding          Outstanding
--------------------------------------------------------------------------------------------------------------
1 - 120                                       7                      $116,208                   0.09 %
121 - 180                                   153                     6,266,069                   5.12
181 - 300                                     1                        28,133                   0.02
301 - 360                                   546                   115,943,941                  94.76
--------------------------------------------------------------------------------------------------------------
Total                                       707                  $122,354,351                    100 %
==============================================================================================================

Original Loan-to-Value

                                                                                     Percentage of Aggregate
Range of Original                  Number of             Aggregate Principal            Principal Balance
Loan-to-Value Ratios (%)         Mortgage Loans          Balance Outstanding               Outstanding
--------------------------------------------------------------------------------------------------------------
50.00 or Less                           52                $2,850,129                           2.33 %
50.01-55.00                             26                 3,754,697                           3.07
55.01-60.00                             37                 4,115,515                           3.36
60.01-65.00                             55                 8,868,521                           7.25
65.01-70.00                             87                15,355,462                          12.55
70.01-75.00                            105                20,751,383                          16.96
75.01-80.00                            149                32,594,184                          26.64
80.01-85.00                             73                14,866,161                          12.15
85.01-90.00                             68                13,791,962                          11.27
90.01-95.00                             14                 3,214,683                           2.63
95.01-100.00                            41                 2,191,654                           1.79
--------------------------------------------------------------------------------------------------------------
Total                                  707              $122,354,351                            100 %
==============================================================================================================

State Distribution of Mortgaged Properties

                                                                                   Percentage of Aggregate
                                   Number of           Aggregate Principal            Principal Balance
State                            Mortgage Loans        Balance Outstanding               Outstanding
--------------------------------------------------------------------------------------------------------------
Alabama                                3                        $57,387                         0.05 %
Arizona                               15                      2,324,900                          1.9
Arkansas                               8                        598,424                         0.49
California                           210                     60,964,371                        49.83
Colorado                              22                      5,921,700                         4.84
Connecticut                            3                        631,629                         0.52
Delaware                               2                        366,322                          0.3
District of Columbia                   3                        929,625                         0.76
Florida                               48                      4,806,748                         3.93
Georgia                               13                      1,441,665                         1.18
Hawaii                                 3                        258,383                         0.21
Idaho                                  3                         90,201                         0.07
Illinois                              12                        893,482                         0.73
Indiana                               25                      1,190,264                         0.97
Iowa                                   3                        169,092                         0.14
Kansas                                 5                        759,309                         0.62
Kentucky                               9                        402,076                         0.33
Louisiana                             11                        724,510                         0.59
Maryland                              15                      2,906,601                         2.38
Massachusetts                         11                      1,143,123                         0.93
Michigan                              39                      3,761,841                         3.07
Minnesota                              7                        747,601                         0.61
Mississippi                            7                        189,248                         0.15
Missouri                               8                        989,397                         0.81
Montana                                1                         54,960                         0.04
Nebraska                               4                        134,214                         0.11
Nevada                                 8                        789,654                         0.65
New Jersey                             9                      1,849,908                         1.51
New Mexico                             1                         64,858                         0.05
New York                              14                      2,856,426                         2.33
North Carolina                        10                      1,042,176                         0.85
Ohio                                  32                      1,792,129                         1.46
Oklahoma                               5                        174,917                         0.14
Oregon                                 1                        127,893                          0.1
Pennsylvania                          27                      1,493,967                         1.22
Rhode Island                           2                         57,646                         0.05
South Carolina                         6                        957,177                         0.78
Tennessee                             13                      2,459,643                         2.01
Texas                                 29                      4,367,795                         3.57
Utah                                  12                      2,352,189                         1.92
Virginia                              22                      3,311,726                         2.71
Washington                            19                      5,883,675                         4.81
West Virginia                          2                         90,968                         0.07
Wisconsin                              5                        224,528                         0.18
--------------------------------------------------------------------------------------------------------------
Total                                707                   $122,354,351                          100 %
==============================================================================================================

FICO Credit Scores

                                                                                      Percentage of Aggregate
                                        Number of           Aggregate Principal          Principal Balance
Range of FICO Credit Scores           Mortgage Loans        Balance Outstanding             Outstanding
--------------------------------------------------------------------------------------------------------------
721 - 740                                     1                      $282,634                  0.23 %
701 - 720                                     3                       901,110                  0.74
681 - 700                                    11                     1,578,293                  1.29
661 - 680                                    16                     2,180,773                  1.78
641 - 660                                    56                    14,711,754                 12.02
621 - 640                                    84                    17,365,002                 14.19
601 - 620                                   104                    20,153,100                 16.47
581 - 600                                   125                    26,209,748                 21.42
561 - 580                                    91                    14,342,488                 11.72
541 - 560                                    66                     9,384,141                  7.67
521 - 540                                    68                     8,181,857                  6.69
501 - 520                                    50                     5,129,129                  4.19
500 or Less                                  23                     1,640,391                  1.34
Missing                                       9                       293,929                  0.24
--------------------------------------------------------------------------------------------------------------
Total                                       707                  $122,354,351                   100 %
==============================================================================================================





Types of Mortgaged Properties

                                                                                                 Percentage of Aggregate
                                                        Number of       Aggregate Principal         Principal Balance
Property Types                                        Mortgage Loans    Balance Outstanding            Outstanding
-------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                    595               $98,452,494                  80.47 %
Planned Unit Development                                    72                20,240,195                  16.54
Low-Rise Condominium                                        16                 2,083,955                    1.7
2 Family Residence                                          12                 1,085,562                   0.89
Manufactured Housing (treated as real property)             10                   379,545                   0.31
3 Family Residence                                           2                   112,600                   0.09
-------------------------------------------------------------------------------------------------------------------------
Total                                                      707              $122,354,351                    100 %
=========================================================================================================================





Purpose of Mortgage Loans

                                                                                            Percentage of Aggregate
                                          Number of           Aggregate Principal              Principal Balance
Loan Purpose                            Mortgage Loans        Balance Outstanding                 Outstanding
-------------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                      418                   $78,507,199                         64.16 %
Purchase                                  155                    29,082,300                         23.77
Refinance (Rate-Term)                     134                    14,764,852                         12.07
-------------------------------------------------------------------------------------------------------------------------
Total                                     707                  $122,354,351                           100 %
=========================================================================================================================

Occupancy Types of the Mortgage Loans

                                                                                       Percentage of Aggregate
                                         Number of         Aggregate Principal            Principal Balance
Occupancy Type                         Mortgage Loans      Balance Outstanding               Outstanding
-----------------------------------------------------------------------------------------------------------------
Primary Residence                           687              $120,802,454                         98.73 %
Investment Property                          18                   842,601                          0.69
Secondary Residence                           2                   709,296                          0.58
-----------------------------------------------------------------------------------------------------------------
Total                                       707              $122,354,351                           100 %
=================================================================================================================




Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                      Percentage of Aggregate
Range of Gross                          Number of         Aggregate Principal            Principal Balance
Margins (%)                           Mortgage Loans      Balance Outstanding               Outstanding
------------------------------------------------------------------------------------------------------------------
4.001 - 5.000                                 16                $4,249,594                       6.34 %
5.001 - 6.000                                 73                19,866,639                      29.66
6.001 - 7.000                                150                32,337,141                      48.28
7.001 - 8.000                                 59                 8,414,070                      12.56
8.001 - 9.000                                 16                 1,557,436                       2.33
9.001 - 10.000                                 8                   419,509                       0.63
10.001 - 11.000                                2                   132,504                        0.2
------------------------------------------------------------------------------------------------------------------
Total                                        324               $66,976,894                        100 %
==================================================================================================================




Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                     Percentage of Aggregate
Subsequent Adjustment                  Number of         Aggregate Principal            Principal Balance
Date                                 Mortgage Loans      Balance Outstanding               Outstanding
----------------------------------------------------------------------------------------------------------------
June-03                                    42                $9,117,234                      13.61 %
July-03                                    23                 4,167,282                       6.22
August-03                                   5                   762,383                       1.14
September-03                               13                 2,595,060                       3.87
October-03                                115                21,297,091                       31.8
November-03                                78                20,007,175                      29.87
December-03                                 1                   339,021                       0.51
January-04                                  1                   101,319                       0.15
February-04                                 6                 1,829,356                       2.73
March-04                                    4                   300,693                       0.45
April-04                                   15                 1,610,466                        2.4
May-04                                     17                 3,733,734                       5.57
June-04                                     2                   773,941                       1.16
July-04                                     2                   342,139                       0.51
----------------------------------------------------------------------------------------------------------------
Total                                     324               $66,976,894                        100 %
================================================================================================================

Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                    Percentage of Aggregate
Range of Maximum                 Number of               Aggregate Principal           Principal Balance
Mortgage Rates (%)            Mortgage Loans             Balance Outstanding              Outstanding
----------------------------------------------------------------------------------------------------------------
12.501 - 13.000                        1                     $434,580                          0.65 %
13.501 - 14.000                        5                    1,832,515                          2.74
14.001 - 14.500                       16                    5,837,036                          8.71
14.501 - 15.000                       22                    6,666,047                          9.95
15.001 - 15.500                       31                    9,713,771                          14.5
15.501 - 16.000                       42                   13,119,011                         19.59
16.001 - 16.500                       31                    9,307,868                          13.9
16.501 - 17.000                       34                    8,170,730                          12.2
17.000 - 17.500                       21                    3,852,564                          5.75
17.501 - 18.000                       16                    1,418,941                          2.12
18.001 - 18.500                       13                    1,497,949                          2.24
18.501 - 19.000                       13                      844,847                          1.26
19.001 - 19.500                        9                      598,804                          0.89
19.501 - 20.000                        9                      477,727                          0.71
20.001 or greater                     61                    3,204,505                          4.78
----------------------------------------------------------------------------------------------------------------
Total                                324                  $66,976,894                           100 %
================================================================================================================




Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                 Percentage of Aggregate
Range of Minimum Mortgage          Number of             Aggregate Principal       Principal Balance
Rates (%)                          Mortgage Loans        Balance Outstanding          Outstanding
-------------------------------------------------------------------------------------------------------------------------
6.001 - 7.000                              6                   $2,267,095                  3.38 %
7.001 - 8.000                             26                    8,750,281                 13.06
8.001 - 9.000                             76                   23,709,209                  35.4
9.001 - 10.000                            67                   18,310,530                 27.34
10.001 - 11.000                           39                    6,543,131                  9.77
11.001 - 12.000                           27                    2,827,683                  4.22
12.001 - 13.000                           17                      950,417                  1.42
13.001 - 14.000                           36                    2,154,498                  3.22
14.001 - 15.000                           19                    1,009,808                  1.51
15.001 - 16.000                           11                      454,243                  0.68
-------------------------------------------------------------------------------------------------------------------------
Total                                    324                  $66,976,894                   100 %
=========================================================================================================================

                                   EXHIBIT 2

        THE                                          Distribution Date: 5/27/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
 New York,NY 10286

Officer: Courtney Barthomolew
         212-815-3236
                                  CWABS, Inc.
                           Asset-Backed Certificates
                                 Series 2001-2


                                         Certificateholder Monthly Distribution Summary

                                               Certificate                       Pass
                                  Class           Rate        Beginning        Through         Principal
     Class         Cusip       Description        Type         Balance         Rate (%)      Distribution
------------------------------------------------------------------------------------------------------------
       A       126671MQ6          Senior       Var-Act/360  121,395,423.77     1.580000       13,891,072.58
      AIO      126671MT0         Strip IO      Var-30/360   136,245,423.77     8.454955                0.00
      AR       126671MU7          Senior       Var-Act/360            0.00     1.580000                0.00
------------------------------------------------------------------------------------------------------------
      M1       126671MR4        Mezzanine      Var-Act/360    5,400,000.00     1.970000                0.00
      M2       126671MS2        Mezzanine      Var-Act/360    4,050,000.00     2.310000                0.00
      B1       126671MC7          Junior       Var-Act/360    2,025,000.00     2.760000                0.00
      B2       126671MD5          Junior       Var-Act/360    3,375,000.00     2.940000                0.00
------------------------------------------------------------------------------------------------------------
    Totals                                                  136,245,423.77                    13,891,072.58
------------------------------------------------------------------------------------------------------------

(table continued)


                Certificateholder Monthly Distribution Summary

                                                 Current                          Cumulative
                 Interest         Total         Realized            Ending         Realized
     Class     Distribution    Distribution      Losses             Balance         Losses
-----------------------------------------------------------------------------------------------------------
       A           170,493.13   14,061,565.71      0.00          107,504,351.19        0.00
      AIO          660,139.35      660,139.35      0.00          122,354,351.19        0.00
      AR                 0.00            0.00      0.00                    0.00        0.00
-----------------------------------------------------------------------------------------------------------
      M1             9,456.00        9,456.00      0.00            5,400,000.00        0.00
      M2             8,316.00        8,316.00      0.00            4,050,000.00        0.00
      B1             4,968.00        4,968.00      0.00            2,025,000.00        0.00
      B2             8,820.00        8,820.00      0.00            3,375,000.00        0.00
-----------------------------------------------------------------------------------------------------------
    Totals         862,192.48   14,753,265.06      0.00          122,354,351.19        0.00
-----------------------------------------------------------------------------------------------------------


For Class AIO the interest distribution of $660,139.35 includes the following amounts: $.83 investment earnings for the fixed carryover reserve fund and $660,138.52 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method. Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month. Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.

        THE                                          Distribution Date: 5/27/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
 New York,NY 10286

Officer: Courtney Barthomolew
         212-815-3236
                                  CWABS, Inc.
                           Asset-Backed Certificates
                                 Series 2001-2



                                  Principal Distribution Detail

                                    Original            Beginning           Scheduled
                                  Certificate          Certificate          Principal        Accretion
     Class          Cusip           Balance              Balance           Distribution      Principal
-----------------------------------------------------------------------------------------------------------
       A          126671MQ6        255,149,900.00      121,395,423.77       13,891,072.58       0.00
      AIO         126671MT0        270,000,000.00      136,245,423.77                0.00       0.00
      AR          126671MU7                100.00                0.00                0.00       0.00
-----------------------------------------------------------------------------------------------------------
      M1          126671MR4          5,400,000.00        5,400,000.00                0.00       0.00
      M2          126671MS2          4,050,000.00        4,050,000.00                0.00       0.00
      B1          126671MC7          2,025,000.00        2,025,000.00                0.00       0.00
      B2          126671MD5          3,375,000.00        3,375,000.00                0.00       0.00
-----------------------------------------------------------------------------------------------------------
    Totals                         270,000,000.00      136,245,423.77       13,891,072.58       0.00
-----------------------------------------------------------------------------------------------------------

(table continued)


                                           Principal Distribution Detail

                Unscheduled          Net           Current          Ending                Ending
                 Principal        Principal        Realized       Certificate           Certificate
     Class      Adjustments     Distribution        Losses          Balance               Factor
-----------------------------------------------------------------------------------------------------------
       A           0.00           13,891,072.58      0.00         107,504,351.19        0.42133801028
      AIO          0.00                    0.00      0.00         122,354,351.19        0.45316426367
      AR           0.00                    0.00      0.00                   0.00        0.00000000000
-----------------------------------------------------------------------------------------------------------
      M1           0.00                    0.00      0.00           5,400,000.00        1.00000000000
      M2           0.00                    0.00      0.00           4,050,000.00        1.00000000000
      B1           0.00                    0.00      0.00           2,025,000.00        1.00000000000
      B2           0.00                    0.00      0.00           3,375,000.00        1.00000000000
-----------------------------------------------------------------------------------------------------------
    Totals         0.00           13,891,072.58      0.00         122,354,351.19
-----------------------------------------------------------------------------------------------------------

        THE                                          Distribution Date: 5/27/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
 New York,NY 10286

Officer: Courtney Barthomolew
         212-815-3236
                                  CWABS, Inc.
                           Asset-Backed Certificates
                                 Series 2001-2


                                        Interest Distribution Detail

                     Beginning            Pass            Accrued       Cumulative
                    Certificate         Through           Optimal         Unpaid               Deferred
     Class            Balance           Rate (%)          Interest       Interest              Interest
-----------------------------------------------------------------------------------------------------------
       A             121,395,423.77          1.580000        170,493.13        0.00            0.00
      AIO            136,245,423.77          8.454955        959,957.42        0.00            0.00
       AR                      0.00          1.580000              0.00        0.00            0.00
-----------------------------------------------------------------------------------------------------------
       M1              5,400,000.00          1.970000          9,456.00        0.00            0.00
       M2              4,050,000.00          2.310000          8,316.00        0.00            0.00
       B1              2,025,000.00          2.760000          4,968.00        0.00            0.00
       B2              3,375,000.00          2.940000          8,820.00        0.00            0.00
-----------------------------------------------------------------------------------------------------------
     Totals          136,245,423.77                        1,162,010.55        0.00            0.00
-----------------------------------------------------------------------------------------------------------



(table continued)


                                Interest Distribution Detail

                        Total             Net            Unscheduled
                      Interest         Prepayment          Interest            Interest
     Class               Due         Int Shortfall        Adjustment             Paid
-----------------------------------------------------------------------------------------------------------
       A              170,493.13         0.00                0.00           170,493.13
      AIO             959,957.42         0.00                0.00           660,139.35
       AR                   0.00         0.00                0.00                 0.00
-----------------------------------------------------------------------------------------------------------
       M1               9,456.00         0.00                0.00             9,456.00
       M2               8,316.00         0.00                0.00             8,316.00
       B1               4,968.00         0.00                0.00             4,968.00
       B2               8,820.00         0.00                0.00             8,820.00
-----------------------------------------------------------------------------------------------------------
     Totals         1,162,010.55         0.00                0.00           862,192.48
-----------------------------------------------------------------------------------------------------------

        THE                                          Distribution Date: 5/27/03
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
 New York,NY 10286

Officer: Courtney Barthomolew
         212-815-3236
                                  CWABS, Inc.
                           Asset-Backed Certificates
                                 Series 2001-2


                                      Current Payment Information
                                      Factors per $1,000

                                         Original          Beginning Cert.
                                       Certificate            Notional               Principal
      Class         Cusip               Balance               Balance             Distribution
-----------------------------------------------------------------------------------------------------------
        A         126671MQ6         255,149,900.00          475.780800894           54.442790611
       AIO        126671MT0         270,000,000.00          504.612680630            0.000000000
        AR        126671MU7                 100.00            0.000000000            0.000000000
-----------------------------------------------------------------------------------------------------------
        M1        126671MR4           5,400,000.00        1,000.000000000            0.000000000
        M2        126671MS2           4,050,000.00        1,000.000000000            0.000000000
        B1        126671MC7           2,025,000.00        1,000.000000000            0.000000000
        B2        126671MD5           3,375,000.00        1,000.000000000            0.000000000
-----------------------------------------------------------------------------------------------------------
      Totals                        270,000,000.00          504.612680630           51.448416963
-----------------------------------------------------------------------------------------------------------


(table continued)


                          Current Payment Information
                              Factors per $1,000

                                             Ending Cert.                  Pass
                         Interest              Notional                  Through
      Class            Distribution            Balance                   Rate (%)
--------------------------------------------------------------------------------------
        A               0.668207703         421.338010283               1.580000
       AIO              2.444960550         453.164263667               8.454955
        AR              0.000000000           0.000000000               1.580000
--------------------------------------------------------------------------------------
        M1              1.751111111       1,000.000000000               1.970000
        M2              2.053333333       1,000.000000000               2.310000
        B1              2.453333333       1,000.000000000               2.760000
        B2              2.613333333       1,000.000000000               2.940000
--------------------------------------------------------------------------------------
      Totals            3.193305481         453.164263667
--------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
 New York,NY 10286

Officer: Courtney Barthomolew
         212-815-3236
                                  CWABS, Inc.
                           Asset-Backed Certificates
                                 Series 2001-2



Pool Level Data

Distribution Date                                                                                             5/27/03
Cut-off Date                                                                                                  5/ 1/01
Determination Date                                                                                            5/ 1/03
Accrual Period 30/360                              Begin                                                      4/ 1/03
                                                   End                                                        5/ 1/03
Number of Days in 30/360 Accrual Period                                                                            30

Accrual Period Actual Days                         Begin                                                      4/25/03
                                                   End                                                        5/27/03
Number of Days in Actual Accrual Period                                                                            32



                           Collateral Information
                           ----------------------
Group 1
-------
Cut-Off Date Balance                                                                                   270,000,000.00
Cut-Off Date Pre-funded Amount                                                                          21,759,349.34


Beginning Aggregate Pool Stated Principal Balance                                                      136,245,423.77
Ending Aggregate Pool Stated Principal Balance                                                         122,354,351.19

Beginning Aggregate Pool Pre-funded Amount                                                                      -0.00
Ending Aggregate Pool Pre-funded Amount                                                                         -0.00


Beginning Aggregate Certificate Stated Principal                                                       136,245,423.77
Balance
Ending Aggregate Certificate Stated Principal                                                          122,354,351.19
Balance

Beginning Aggregate Loan Count                                                                                    767
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing                                              60
Agreement
Ending Aggregate Loan Count                                                                                       707

Beginning Weighted Average Loan Rate (WAC)                                                                  9.158933%
Ending Weighted Average Loan Rate (WAC)                                                                     9.178759%

Beginning Net Weighted Average Loan Rate                                                                    8.454955%
Ending Net Weighted Average Loan Rate                                                                       8.462155%

Weighted Average Maturity (WAM) (Months)                                                                          326

Servicer Advances                                                                                          222,263.41

Aggregate Pool Prepayment                                                                               13,790,357.37
Pool Prepayment Rate                                                                                      72.2397 CPR

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
 New York,NY 10286

Officer: Courtney Barthomolew
         212-815-3236
                                  CWABS, Inc.
                           Asset-Backed Certificates
                                 Series 2001-2


Certificate Account

Beginning Balance                                                                                                    0.00

Deposit
Payments of Interest and Principal                                                                          14,920,887.73
Liquidation Proceeds                                                                                                 0.00
All Other Proceeds                                                                                                   0.00
Other Amounts                                                                                                        0.00
                                                                                                            -------------
Total Deposits                                                                                              14,920,887.73


Withdrawals
Reimbursement of Servicer Advances                                                                                   0.00
Payment of Master Servicer Fees                                                                                 47,720.31
Payment of Sub Servicer Fees                                                                                    21,607.36
Payment of Other Fees                                                                                                0.00
Payment of Insurance Premium(s)                                                                                      0.00
Payment of Personal Mortgage Insurance                                                                          98,295.82
Other Permitted Withdrawal per the Pooling and Service Agreement                                                     0.00
Payment of Principal and Interest                                                                           14,753,265.06
                                                                                                            -------------
Total Withdrawals                                                                                           14,920,888.55

Ending Balance                                                                                                  98,295.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                        9,048.61
Compensation for Gross PPIS from Servicing Fees                                                                  9,048.61
Other Gross PPIS Compensation                                                                                        0.00
                                                                                                            -------------
Total Net PPIS (Non-Supported PPIS)                                                                                  0.00


Master Servicing Fees Paid                                                                                      47,720.31
Insurance Premium(s) Paid                                                                                            0.00
Personal Mortgage Insurance Fees Paid                                                                           98,295.82
Other Fees Paid                                                                                                      0.00
                                                                                                            -------------
Total Fees                                                                                                     146,016.13

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
 New York,NY 10286

Officer: Courtney Barthomolew
         212-815-3236
                                  CWABS, Inc.
                           Asset-Backed Certificates
                                 Series 2001-2



Delinquency Information
-----------------------

Group 1

Delinquency                            30-59 Days    60-89 Days  90-179 Days   180-269 Days       270+ Days     Totals
-----------                            ----------    ----------  -----------   ------------       ---------     ------
Scheduled Principal Balance           5,878,681.96   854,894.40        0.00           0.00     5,759,110.39   12,492,686.75
Percentage of Total Pool Balance         4.804637%    0.698704%   0.000000%      0.000000%        4.706911%      10.210251%
Number of Loans                                 33            5           0              0               48              86
Percentage of Total Loans                4.667610%    0.707214%   0.000000%      0.000000%        6.789250%      12.164074%


Foreclosure
Scheduled Principal Balance                                                                                   10,332,295.81
Percentage of Total Pool Balance                                                                                  8.444568%
Number of Loans                                                                                                          48
Percentage of Total Loans                                                                                         6.789250%

Bankruptcy

Scheduled Principal Balance                                                                                            0.00
Percentage of Total Pool Balance                                                                                  0.000000%
Number of Loans                                                                                                           0
Percentage of Total Loans                                                                                         0.000000%

REO

Scheduled Principal Balance                                                                                    1,688,042.30
Percentage of Total Pool Balance                                                                                  1.379634%
Number of Loans                                                                                                          16
Percentage of Total Loans                                                                                         2.263083%

Book Value of all REO Loans                                                                                            0.00
Percentage of Total Pool Balance                                                                                  0.000000%

Current Realized Losses                                                                                                0.00
Additional Gains (Recoveries)/Losses                                                                                   0.00
Total Realized Losses                                                                                                  0.00



Subordination/Credit Enhancement Information
--------------------------------------------

        THE
      BANK OF
        NEW
       YORK
101 Barclay St., 8W
 New York,NY 10286

Officer: Courtney Barthomolew
         212-815-3236
                                  CWABS, Inc.
                           Asset-Backed Certificates
                                 Series 2001-2



Protection                                                                                 Original                Current
----------                                                                                 --------                -------
Bankruptcy Loss                                                                                0.00                   0.00
Bankruptcy Percentage                                                                     0.000000%              0.000000%
Credit/Fraud Loss                                                                              0.00           2,700,000.00
Credit/Fraud Loss Percentage                                                              0.000000%              2.206705%
Special Hazard Loss                                                                            0.00                   0.00
Special Hazard Loss Percentage                                                            0.000000%              0.000000%

Credit Support                                                                             Original                Current
--------------                                                                             --------                -------
Class A                                                                              255,150,000.00         107,504,351.19
Class A Percentage                                                                       94.500000%             87.863121%

Class M1                                                                               5,400,000.00           5,400,000.00
Class M1 Percentage                                                                       2.000000%              4.413411%

Class M2                                                                               4,050,000.00           4,050,000.00
Class M2 Percentage                                                                       1.500000%              3.310058%

Class B1                                                                               2,025,000.00           2,025,000.00
Class B1 Percentage                                                                       0.750000%              1.655029%

Class B2                                                                               3,375,000.00           3,375,000.00
Class B2 Percentage                                                                       1.250000%              2.758382%







Seller Loss Coverage Obligation Group 1
---------------------------------------

Group 1 Original Sell Loss Coverage Balance                                                                   3,375,000.00
Group 1 Current Loss Amount                                                                                      17,065.96
Group 1 Cumulative Loss Amount                                                                                  875,613.74
Group 1 Seller Loss Coverage Remaining Balance                                                                2,499,386.26